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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this       of June, 2005, by and among
HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), and Scudder Investments Service Company, a corporation (hereinafter the "Transfer Agent").

                                  WITNESSETH:

WHEREAS, the Scudder Funds are registered as open-ended management investment companies under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and their shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT") ("Funds"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, the Company provides the administrative and recordkeeping services set forth in SCHEDULE C for such retirement plans that include or propose to include as investment alternatives certain Scudder Funds; and

WHEREAS, the services to be provided by the Company hereunder will benefit the Scudder Funds by relieving them of the expense they would incur if such services were to be provided by the Transfer Agent or its affiliates; and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds set forth in SCHEDULE B on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts

WHEREAS, the Transfer Agent is the sub-transfer agent or transfer agent of each Fund;

WHEREAS, the parties will employ Fund/SERV and Networking to trade and file information;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Transfer Agent on behalf of the Fund agree as follows:

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               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Transfer Agent, on behalf of itself and the Fund, agrees to sell to arid redeem from the Company those shares of the Funds ("Shares") which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section only, the Company shall be the agent of the Transfer Agent for receipt of such orders from each Separate Account. Receipt by such agent shall constitute receipt by the Fund; provided that the Transfer Agent receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 8:30 a.m. Eastern Time on the next following Business Day. The Transfer Agent will receive all orders to purchase Shares using the NSCC's 'Defined Contribution Clearance & Settlement ("DCC&S") platform. The Transfer Agent will also provide the Company with account positions and activity data using the NSCC's Networking platform. In the event that the Company cannot transmit orders to purchase or redeem shares through the DCC&S platform on an automated basis, the Company shall use all commercially reasonable efforts to inform the Transfer Agent of the placement of manual orders, and the Company may transmit manual orders and redemptions up until 9:00 am Eastern Time on the next following Business Day after receipt by the Company. In all such cases, the Company agrees to execute orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. The Company shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Company's designated Settling Bank to the NSCC. "BUSINESS DAY" shall mean any day on which the Fund calculates it net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows Fund's and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Fund or Transfer Agent to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions for Shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Transfer Agent, on behalf of itself and the Fund, agrees to process orders from the Company to permit it to purchase those Shares which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund or the Transfer Agent receives notice of such order by 8:30 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian.

1.2 The Company agrees to purchase and redeem the Shares named in SCHEDULE A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus and to provide the services set forth on SCHEDULE C.

1.3 The Company will place net purchase/redemption orders to purchase or redeem Shares.

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1.4  Issuance and transfer of the Shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.5 The Transfer Agent shall use its commercially reasonable efforts to furnish to the Company any income, dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable with respect to Shares in the form of additional Shares. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.6 The Transfer Agent shall use commercially reasonable efforts to make the net asset value per share for each Fund available to the Company, by 6:45 p.m. ET, each Business Day.

       A. If the Transfer Agent provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Shares purchased or redeemed if it is necessary to the correct net asset value per Share.

       B. The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported as soon as reasonably practical to the Company upon discovery. Transfer Agent shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract owners, participants or beneficiaries that have selected a Fund as an investment option, and which amount is due to the Transfer Agent's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Transfer Agent or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Transfer Agent or its agents result in a gain to the Company, the Company shall immediately reimburse the Transfer Agent , the applicable Portfolios or its agents for any material losses incurred by the Transfer Agent, the applicable Portfolio or its agents as a result of the incorrect calculation. Should a material miscalculation by the Transfer Agent or its agents result in a gain to Contract owners, participants, or beneficiaries, the Company will consult with the Transfer Agent or its designee as to what reasonable efforts shall be made to recover the money and repay the Transfer Agent, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Transfer Agent or its agents, to recover the money and repay the Transfer Agent, the applicable Portfolio or its agents; but the Company shall not be obligated to take legal action against Contract owners, participants or beneficiaries.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has

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legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company. The Company represents and warrants that the Separate Accounts are authorized to invest in the Funds.

The Company represents and warrants it maintains and knows of no reason why it cannot or will not during the term hereof maintain adequate offices, personnel, computer software and hardware, and other equipment to perform the services contemplated by this Agreement.

The Company represents and warrants the receipt for the administrative fees by it will not constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the internal Revenue Code of 1986, as amended (the "Code").

The Company represents and warrants to the extent it has engaged one or more third parties (including affiliates) to act as subcontractor(s) or agent(s) to perform services that it is responsible for performing under this Agreement, it has determined that each such agent is capable of performing such services and shall take measures as may be necessary to ensure that such agent perform such services in accordance with the terms of this Agreement and applicable law.

The Company represents and warrants its and its agent's, if any, internal control structure over the processing and transmission of orders to buy or sell Shares is suitably designed to (i) prevent orders to buy or sell Shares received after the Close of Trading from being aggregated and communicated to the Transfer Agent with orders to buy or sell Shares received before the Close of Trading and (ii) minimize errors that could result in the late transmission of such orders.

The Company represents and warrants it has entered into a membership agreement with the NSCC, and has met all the requirements to participate in Fund/SERV.

2.2 The Transfer Agent, on behalf of the Fund, represents and warrants that (i) Shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares; and (iii) the Fund shall register and qualify its Shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable.

2.3 The Transfer Agent, on behalf of itself and the Fund, represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and
(c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

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2.4  The Transfer Agent, on behalf of the Fund, represents and warrants that the
Funds' Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.5 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.6 The Transfer Agent represents and warrants that it shall remain duly registered in all material respects under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with applicable federal and state securities laws.

2.7 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Shares pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Transfer Agent shall provide the Company at no charge with as many printed copies of the Funds' current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Funds' current prospectus and statement of additional information, the Transfer Agent shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Funds' prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for each Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Funds' prospectus printed together in one document or separately. The Company may elect to print the Funds' prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). The Transfer Agent shall provide the Company at no charge with copies of the Funds' proxy statements, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b). The Fund and/or the Transfer Agent or their affiliates shall pay for the cost of typesetting and printing Fund prospectuses, statements of additional information, Fund reports to shareholders, Fund proxy statements and other Fund communications ("Fund Communications"). The Fund and/or the Transfer Agent or their affiliates shall pay reasonable costs of distribution of Fund Communications to existing Fund shareholders (including retirement plans holding shares of a Fund). The Fund and/or the Transfer Agent or their affiliates shall not be responsible for the costs of preparing or distributing any materials, including marketing materials, of the Company or any printing and typesetting expenses incurred by the Company.

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3.3.  The Funds' statement of additional information shall be made available to the Company if requested.

3.4 If and to the extent required by law, the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Shares of such Fund for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of ERISA, the Company shall vote such Shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Fund will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Transfer Agent or their designee, each piece of sales literature or other promotional material ("Sales Materials") prepared by the Company or any person contracting with the Company in which the Fund, or its affiliates are described at least ten calendar days prior to its use. At the request of the Company, the Transfer Agent may provide comments on such sales literature or other promotional materials; provide that: the Company shall remain fully responsible for all such Sales Materials, including without limitation: (i) responsibility for filing or pre-qualifying such Sales Material with the National Association of Securities Dealers, Inc. or any other regulator if required by applicable law or regulation, and (ii) the content of any such Sales Material.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for

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the Fund, or in sales literature or other promotional material approved by the
Transfer Agent or its designee, except with the written permission of the Transfer Agent or its designee.

4.3 Neither the Fund nor the Transfer Agent shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.4 The Transfer Agent will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its Shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.5 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.6 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund or its affiliates and that all use of any designation comprised in whole or part of such names or marks under this Agreement shall inure to the benefit of the Fund and the Transfer Agent. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Transfer Agent. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.7 The Transfer Agent agrees and acknowledges that it has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. The Fund and Transfer Agent shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Transfer Agent shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Fund shall pay the administrative fees and expenses provided for in the attached SCHEDULE B. The parties agree the fees paid hereunder are for administrative services and are not for distribution of Shares.

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                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Transfer Agent, each Fund, their affiliates and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls them within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition or services hereunder of the Shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Parry if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

       (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control ) or
            (b) the willful misfeasance, bad faith, negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or purchase or sale of Shares; or

       (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Transfer Agent by the Company or persons under its control; or

       (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

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       (v)  arise as a result of any alleged violation by the Company of any statute or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction);

       (vi) arise as a result of any alleged tort or breach by the Company, related to its making the Shares available to its customers pursuant to this Agreement;

       (vii) arise as a result of requests, directions, actions or inactions of or by the Company, its officers, employees or agents regarding the purchase, redemption or transfer of registration of Shares of the Funds for the Company's accounts, the Company's customers and other shareholders or from any unauthorized or improper use of any on-line computer facilities;

       (viii) arise as a result of any incorrect investment instructions received by the Transfer Agent or Fund from the Company; or

       (ix) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Transfer Agent

(a) The Transfer Agent agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES"for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Transfer Agent) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Funds or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party (excluding information originating with the Company) or the Company to the Fund or Transfer Agent on behalf of the Company for use in the registration statement, prospectus or statement of additional information for

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            the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

       (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Transfer Agent (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Transfer Agent or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, negligence or reckless disregard of duty of the Transfer Agent or persons under the control of the Transfer Agent or the Fund respectively, with respect to the sale of Shares ; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material provided by the Transfer Agent (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, respectively if such a statement or omission was made in reliance upon and in confirming information furnished to the Company (or persons under its control) by the Transfer Agent on the Fund, or

       (iv) arise as a result of any material failure by the Transfer Agent to provide the services and furnish the materials under the terms of this Agreement;

       (v) arise as a result of any alleged violation by the Transfer Agent of any statute or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction); or

       (vi) arise out of or result from any material breach of any representation and/or warranty made by the Transfer Agent in this Agreement or arise out of or result from any other material breach of this Agreement by the Transfer Agent; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Transfer Agent of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

(a) at the option of any party with or without cause upon one hundred eighty days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Transfer Agent upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Shares, which in the judgment of the Transfer Agent are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

(c) at the option of the Company upon institution of formal proceedings against the Fund, the Transfer Agent or their affiliates, by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Transfer Agent's ability to perform its obligations under this Agreement; or

(d) at the option of the Company if a Fund delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Fund may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach

(f) at option of any party to this Agreement, upon the termination of the Scudder Mutual Fund Insurance Agreement among the Company and Scudder Distributors, Inc. , as it may be amended from time to time.

8.2  Notice Requirement

In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

8.3  Effect of Termination

Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Fund and the Transfer Agent to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

            If to the Company:

                 Hartford Life Insurance Company
                 200 Hopmeadow Street
                 Simsbury, Connecticut 06089
                 Attention: Vice President, Investment Products Division

            with a copy to:

                 General Counsel
                 Hartford Life Insurance Company
                 200 Hopmeadow Street
                 Simsbury, Connecticut 06089

            If to the Transfer Agent:
            345 Park Avenue
            27th Floor
            New York, NY 10154

            Attention:  Tom Winnick
                        Barb Wizer

            with a copy to:

            Attention:  Legal Department

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information and shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement or the duties hereunder shall not be assigned or delegated by any party hereto without the prior written consent of all the parties, except that Transfer Agent can assign or delegate this Agreement to an affiliate.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy. insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         SCUDDER INVESTMENTS SERVICE COMPANY

By:     /s/ J Davey                     By:     /s/ Vincent Esposito
        ------------------------------          ------------------------------
Name:   J Davey                         Name:   Vincent Esposito
Title:  Vice President                  Title:  Chief Executive Officer,
                                                [ILLEGIBLE]

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4
401

457 MARKETS

DCIII, DCIV, DCV, DCVI, 457, UFC

                                   SCHEDULE B

In consideration of the services provided by the Company, the Transfer Agent agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                                                       ADMINISTRATIVE
FUNDS                                                    SHARE CLASS    SERVICE FEES
---------------------------------------------------------------------------------------
Scudder Small Cap Growth                                     A                     0.30%
Scudder International Select Equity                          A                     0.30%
Scudder RREEF                                                A                     0.30%
Scudder Dreman High Return                                   R                     0.25%
Scudder International Select Equity                          R                     0.25%
Scudder Small Cap Growth                                     R                     0.25%
Scudder RREEF                                                R                     0.25%
Scudder Dreman High Return Equity                            A                     0.30%

                                   SCHEDULE C

                          THE ADMINISTRATIVE SERVICES

1. Maintain separate adequate records for each Plan reflecting Shares purchased and redeemed, including dates and prices for all transactions, and Share balances. Such records shall be preserved, maintained and made available in accordance with the provisions of applicable law and regulations, and copies or, if required, originals shall be surrendered promptly to the Transfer Agent on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that such records have been maintained only in paper form.

2. Disburse or credit to the Plans, and maintain records of, all proceeds of Share redemptions and distributions not reinvested in Shares.

3. Ensure and oversee the timely transfer of funds in connection with Plan accounts with the Scudder Funds.

4. Prepare and deliver to the Plans periodic account statements showing for each Plan the total number of Shares held as of the statement closing date, purchases and redemptions of Shares during the statement period, and dividends and other distributions paid during the statement period (whether paid in case or reinvested in Shares), including dates and prices for all transactions.

5. On behalf of and as instructed by each Plan, deliver to Plan participants (or deliver to the Plans for distribution to Plan participants) prospectuses, proxy materials, periodic reports to shareholders, and other materials provided by the Transfer Agent or the Scudder Funds.

6. Receive Instructions and communicate Orders to the Transfer Agent as specified in this Agreement.

7.  Transmit confirmations of Orders to the Plans.

8. Maintain daily and monthly purchase summaries (expressed in both Share and dollar amounts) for each Plan.

9. Settle Orders in accordance with the terms of each Scudder Fund's prospectus.

10. Transmit to the Transfer Agent, or to any Scudder Fund designated by the Transfer Agent, such occasional and periodic reports as the Transfer Agent shall reasonably request from time to time to enable it or such Scudder Fund to comply with applicable laws and regulations.

                                  AMENDMENT TO
                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of July 1, 2008, between HARTFORD LIFE INSURANCE COMPANY (the "Company") and DWS INVESTMENTS SERVICE COMPANY (formerly, Scudder Investments Service Company) (the "Transfer Agent"), amends the Retail Fund Participation Agreement (the "Participation Agreement") dated June, 2005, between the Company and Scudder Investments Service Company.

WHEREAS, as of February 6, 2006, all Scudder Funds were rebranded DWS Family of Funds, and as of July 16, 2008, Scudder Investments Service Company changed its name to DWS Investments Service Company; and

WHEREAS, the parties wish to amend the Participation Agreement to extend the Participation Agreement to additional Funds within the DWS Family of Funds.

NOW, THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Participation Agreement in the following manner:

1. The parties agree that all references to "Scudder Investments Service Company" or the "Transfer Agent" shall mean "DWS Investments Service Company." The parties further agree that all references to the "Scudder Funds" or the "Funds" shall mean the "DWS Family of Funds."

2. The parties agree to add new Funds to the Participation Agreement and to revise and update the list of administrative fee rates paid to the Company by the Transfer Agent and agree that Schedule B to the Participation Agreement shall be deleted in its entirety and replaced with the attached Schedule B.

3. The Company understands that the Funds impose redemption fees on the redemption of Shares held for a short period of time as specified in each applicable Fund's prospectus. However, the parties acknowledge that the Funds have established a policy to permit certain Fund service providers to execute transactions within the Funds without the imposition of a redemption fee if such providers implement alternative measures that are deemed by Transfer Agent and/or its affiliates to provide comparable controls measures against short-term and excessive trading. Accordingly, Transfer Agent acknowledges, and the Company agrees, that in lieu of implementing the Funds' redemption fees, the Company will implement the Alternative Measures defined and outlined as follows:

REDEMPTION FEES. The Company transacts through an omnibus account, on behalf of Separate Accounts established in connection with Contracts for retirement plans, in Funds that impose a redemption fee upon Shares held less than the time required by the prospectus to avoid imposition of such redemption fee. Accordingly, the standard redemption fee implementation process would require the Company to track the retirement plan and the plan participant's Shares that are subject to a redemption fee, to accurately calculate the amount of the redemption fee, and to communicate to Transfer Agent in a manner mutually agreed to by the parties the amount of such fee to be manually entered and remitted outside of Fund/SERV and NETWORKING by Transfer Agent (although the trade itself would take place within the Fund/SERV and NETWORKING environment). Since the Company is unable to effectively implement the Funds' redemption fee (as outlined above) and the Funds have established a policy to permit certain Fund service providers to execute transactions within the Funds without the imposition of a redemption fee if such providers implement alternative measures that are deemed by Transfer Agent and/or its affiliates to provide comparable controls measures against short-term and excessive trading, the parties agree, at the discretion of Transfer Agent and/or its affiliates, agree that the Company may use comparable (as determined by Transfer Agent and/or its affiliates) alternative measures in lieu of the standard process, which alternative measures may be reviewed on an ongoing and discretionary basis by Transfer Agent and/or its affiliates ("Alternative Measures"). The Company agrees that it will be liable for (and that the indemnity provisions contained herein shall apply to) any direct losses Transfer Agent or a Fund incurs as a result of the Company's, or its designee's, inability or failure to accurately calculate the redemption fee applicable (if that implementation process is ever utilized) or their failure to implement the agreed upon Alternative Measures in lieu of the redemption fee to the "reasonable satisfaction" of Transfer Agent and/or its affiliates. "Reasonable satisfaction" shall be measured against industry standards but in any case shall be determined at the discretion of Transfer Agent and/or its affiliates. The Company shall have 10 days to cure upon receipt of any notice from Transfer Agent or its affiliates that either is dissatisfied. Transfer Agent and/or its affiliates shall give the Company at least 90 days advance written notice of the Funds enforcement and application of the standard redemption fee implementation process.

As of the date of this Amendment, the Company and the Transfer Agent have agreed on the following Alternative Measures:

The Company will enforce its Sub-Account Transfer Policy which allows up to 20 transfers per calendar year across all mutual funds in the platform. In addition, the Company has agreed to provide underlying trade detail to the Transfer Agent (or its designee) so that a determination may be made on behalf of the Funds, as to whether any underlying shareholders should have incurred a redemption fee pursuant to the applicable Fund's prospectus. If such shareholder is identified, the Company will be instructed to either reimburse the Funds for the fee or block the offending shareholder from future purchases and exchanges in the applicable Fund.

This Agreement may be terminated as to Fund by Transfer Agent and/or its affiliates upon thirty (30) days' written notice to the Company where Transfer Agent and/or its affiliates has previously expressed, in writing (including via electronic transmission), reasonable concerns with respect to the implementation of the applicable Funds' redemption fees or, if agreed upon by the parties, such Alternative Measures in lieu of the applicable Funds' redemption fees.

4. All other terms and conditions of the Participation Agreement not amended hereby shall remain in full force and effect. Any capitalized terms used but not defined in this Amendment shall have their respective meanings as defined in the Participation Agreement.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers effective as of the date set forth above.

HARTFORD LIFE INSURANCE COMPANY       DWS INVESTMENTS SERVICE COMPANY

By:     /s/ Jason Frain               By:     /s/ Barbara Wizer
        ----------------------------          ----------------------------
Name:   Jason Frain                   Name:   Barbara Wizer
Title:  Assistant Vice President      Title:  President

                                      By:     /s/ Mike Sharkey
                                              ----------------------------
                                      Name:   Mike Sharkey
                                      Title:  Vice President

                                   SCHEDULE B
                         TO THE PARTICIPATION AGREEMENT

PART A: FUNDS

All Class A and Class R shares of the DWS Family of Funds (the "Funds") (whether existing at the date of the Amendment to the Participation Agreement or established subsequent thereto)

PART B: ADMINISTRATIVE FEES

1. For the Funds and share classes listed in PART A OF THIS SCHEDULE B, the Transfer Agent will pay the Company a monthly fee at the following annual rates based on the monthly average net asset value of the indicated Fund Share Class and corresponding Fund Type for each account registered with the Transfer Agent for which the Company performs administrative services pursuant to the Participation Agreement.

FUND SHARE CLASS              FUND TYPE                      ANNUAL FEE RATE
-----------------------------------------------------------------------------------------
Class A               Specific Equity*           0.30 of 1% (30 basis points)*
Class A               Equity                     0.25 of 1% (25 basis points)
Class R               Equity                     0.25 of 1% (25 basis points)
Class A               Fixed Income               0.25 of 1% (25 basis points)
Class R               Fixed Income               0.25 of 1% (25 basis points)
Class A               Index                      0.10 of 1% (10 basis points)
Class R               Index                      0.10 of 1% (10 basis points)

No fee is payable on Funds other than EQUITY, FIXED INCOME and/or INDEX Funds as indicated above. The Transfer Agent will provide a list of all the Funds categorized as EQUITY, FIXED INCOME and/or INDEX, for purposes of this section, which list may be amended from time to time at the discretion of the Transfer Agent. In any case, no fee shall be paid under the Participation Agreement (as amended) with respect to any Class A and/or Class R shares of a Fund for which a Fund or the Transfer Agent (or its affiliates) is obligated to pay fees to another entity for similar services as those provided by the Company under the Participation Agreement (as amended).

2. The Company shall provide the Transfer Agent with an invoice for any administrative fees (as set out in section 1 above) at the end of each calendar quarter.

3. If the Company begins or ceases performing services during the month, any applicable administrative fees shall be prorated according to the proportion which such portion of the month bears to the full month.

4. The Company shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.

------------

*   This fee rate applies to Class A shares of the following equity Funds only:
    DWS Small Cap Growth Fund, DWS International Select Equity Fund, DWS RREEF Real Estate Securities Fund and DWS Dreman High Return Equity Fund.

                                  AMENDMENT TO
                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of July 31st, 2009, between HARTFORD LIFE INSURANCE COMPANY (the "Company") and DWS INVESTMENTS SERVICE COMPANY (the "Transfer Agent"), amends the Retail Fund Participation Agreement (the "Participation Agreement") dated June, 2005, as amended July 1, 2008, between the Company and Scudder Investments Service Company.

WHEREAS, the parties wish to amend the Participation Agreement to extend the Participation Agreement to additional share classes of the DWS Family of Funds (the "Funds").

NOW, THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Participation Agreement in the following manner:

1. The parties agree to add new share classes of the Funds to the Participation Agreement and to revise and update the list of administrative fee rates paid to the Company by the Transfer Agent and agree that Schedule B to the Participation Agreement shall be deleted in its entirety and replaced with the attached Schedule B.

2. All other terms and conditions of the Participation Agreement not amended hereby shall remain in full force and effect. Any capitalized terms used but not defined in this Amendment shall have their respective meanings as defined in the Participation Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers effective as of the date set forth above.

HARTFORD LIFE INSURANCE COMPANY       DWS INVESTMENTS SERVICE COMPANY

By:     /s/ Jason Frain               By:     /s/ Barbara Wizer
        ----------------------------          ----------------------------
Name:   Jason Frain                   Name:   Barbara Wizer
Title:  Assistant Vice President      Title:  President

                                      By:     /s/ Mike Sharkey
                                              ----------------------------
                                      Name:   Mike Sharkey
                                      Title:  Vice President

                                   SCHEDULE B
                         TO THE PARTICIPATION AGREEMENT

                       (EFFECTIVE AS OF JULY 31ST, 2009)

PART A: FUNDS

All Class A, Class R and Institutional Class shares of the DWS Family of Funds (the "Funds") (whether existing at the date of the Amendment to the Participation Agreement or established subsequent thereto)

PART B: ADMINISTRATIVE FEES

1. For the Funds and share classes listed in PART A OF THIS SCHEDULE B, the Transfer Agent will pay the Company a monthly fee at the following annual rates based on the monthly average net asset value of the indicated Fund Share Class and corresponding Fund Type for each account registered with the Transfer Agent for which the Company performs administrative services pursuant to the Participation Agreement.

FUND SHARE CLASS           FUND TYPE                    ANNUAL FEE RATE
------------------------------------------------------------------------------------
Class A               Specific Equity*      0.30 of 1% (30 basis points)*
Class A               Equity                0.25 of 1% (25 basis points)
Class R               Equity                0.25 of 1% (25 basis points)
Institutional         Equity                0.10 of 1% (10 basis points)
Class A               Fixed Income          0.25 of 1% (25 basis points)
Class R               Fixed Income          0.25 of 1% (25 basis points)
Institutional         Fixed Income          0.05 of 1% (5 basis points)
Class A               Index                 0.10 of 1% (10 basis points)
Class R               Index                 0.10 of 1% (10 basis points)

No fee (including Administrative Fee) is payable on any Institutional Class shares of the INDEX Funds listed in PART A OF THIS SCHEDULE B above. In addition, no fee is payable on Funds other than EQUITY, FIXED INCOME and/or INDEX Funds as indicated above. The Transfer Agent will provide a list of all the Funds categorized as EQUITY, FIXED INCOME and/or INDEX, for purposes of this section, which list may be amended from time to time at the discretion of the Transfer Agent. In any case, no fee shall be paid under the Participation Agreement (as amended) with respect to any Class A, Class R and/or Institutional Class shares of a Fund for which a Fund or the Transfer Agent (or its affiliates) is obligated to pay fees to another entity for similar services as those provided by the Company under the Participation Agreement (as amended).

2. The Company shall provide the Transfer Agent with an invoice for any administrative fees (as set out in section 1 above) at the end of each calendar quarter.

3. If the Company begins or ceases performing services during the month, any applicable administrative fees shall be prorated according to the proportion which such portion of the month bears to the full month.

4. The Company shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.

------------

*   This fee rate applies to Class A shares of the following equity Funds only:
    DWS Small Cap Growth Fund, DWS Diversified International Equity Fund (formerly, DWS International Select Equity Fund). DWS RREEF Real Estate Securities Fund and DWS Strategic Value Fund (formerly, DWS Dreman High Return Equity Fund).

                                  AMENDMENT TO
                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of December 22, 2009, between HARTFORD LIFE INSURANCE COMPANY (the "Company") and DWS INVESTMENTS SERVICE COMPANY (formerly Scudder Investments Service Company) (the "Transfer Agent"), amends the Retail Fund Participation Agreement (the "Participation Agreement") dated June, 2005, as amended July 1, 2008, and July 31, 2009, between the Company and the Transfer Agent.

WHEREAS, the parties wish to amend the Participation Agreement to extend the Participation Agreement to additional share classes of the DWS Family of Funds (the "Funds").

NOW, THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Participation Agreement in the following manner:

1. The parties agree to add new share classes of the Funds to the Participation Agreement and to revise and update the list of administrative fee rates paid to the Company by the Transfer Agent and agree that Schedule B to the Participation Agreement shall be deleted in its entirety and replaced with the attached Schedule B.

2. All other terms and conditions of the Participation Agreement not amended hereby shall remain in full force and effect. Any capitalized terms used but not defined in this Amendment shall have their respective meanings as defined in the Participation Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers effective as of the date set forth above.

HARTFORD LIFE INSURANCE COMPANY         DWS INVESTMENTS SERVICE COMPANY

By:      /s/ Jason Frain                By:      /s/ Barbara Wizer
         -----------------------------           -----------------------------
Name:    Jason Frain                    Name:    Barbara Wizer
Title:   Assistant Vice President       Title:   President

                                        By:      /s/ Mike Sharkey
                                                 -----------------------------
                                        Name:    Mike Sharkey
                                        Title:   Vice President

                                   SCHEDULE B
                         TO THE PARTICIPATION AGREEMENT

                      (EFFECTIVE AS OF DECEMBER   , 2009)

PART A: FUNDS

All Class A, Class R, Class S and Institutional Class shares of the DWS Family of Funds (the "Funds") (whether existing at the date of the Amendment to the Participation Agreement or established subsequent thereto)

PART B: ADMINISTRATIVE FEES

1. For the Funds and share classes listed in PART A OF THIS SCHEDULE B, the Transfer Agent will pay the Company a monthly fee at the following annual rates based on the monthly average net asset value of the indicated Fund Share Class and corresponding Fund Type for each account registered with the Transfer Agent for which the Company performs administrative services pursuant to the Participation Agreement.

FUND SHARE CLASS           FUND TYPE                    ANNUAL FEE RATE
------------------------------------------------------------------------------------
Class A               Specific Equity*      0.30 of 1% (30 basis points)*
Class A               Equity                0.25 of 1% (25 basis points)
Class R               Equity                0.25 of 1% (25 basis points)
Class S               Equity                0.25 of 1% (25 basis points)
Institutional         Equity                0.10 of 1% (10 basis points)
Class A               Fixed Income          0.25 of 1% (25 basis points)
Class R               Fixed Income          0.25 of 1% (25 basis points)
Class S               Fixed Income          0.25 of 1% (25 basis points)
Institutional         Fixed Income          0.05 of 1% (5 basis points)
Class A               Index                 0.10 of 1% (10 basis points)
Class R               Index                 0.10 of 1% (10 basis points)
Class S               Index                 0.10 of 1% (10 basis points)

No fee (including Administrative Fee) is payable on any Institutional Class shares of the INDEX Funds listed in PART A OF THIS SCHEDULE B above. In addition, no fee is payable on Funds other than EQUITY, FIXED INCOME and/or INDEX Funds as indicated above. The Transfer Agent will provide a list of all the Funds categorized as EQUITY, FIXED INCOME and/or INDEX, for purposes of this section, which list may be amended from time to time at the discretion of the Transfer Agent. In any case, no fee shall be paid under the Participation Agreement (as amended) with respect to any Class A, Class R and/or Institutional Class shares of a Fund for which a Fund or the Transfer Agent (or its affiliates) is obligated to pay fees to another entity for similar services as those provided by the Company under the Participation Agreement (as amended).

2. The Company shall provide the Transfer Agent with an invoice for any administrative fees (as set out in section 1 above) at the end of each calendar quarter.

3. If the Company begins or ceases performing services during the month, any applicable administrative fees shall be prorated according to the proportion which such portion of the month bears to the full month.

4. The Company shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.

------------

*   This fee rate applies to Class A shares of the following equity Funds only:
    DWS Small Cap Growth Fund, DWS Diversified International Equity Fund (formerly, DWS International Select Equity Fund), DWS RREEF Real Estate Securities Fund and DWS Strategic Value Fund (formerly, DWS Dreman High Return Equity Fund).

                                  AMENDMENT TO
                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of July 25, 2011, between HARTFORD LIFE INSURANCE COMPANY (the "Company") and DWS INVESTMENTS SERVICE COMPANY (formerly Scudder Investments Service Company) (the "Transfer Agent"), amends the Retail Fund Participation Agreement (the "Participation Agreement") dated June, 2005, as amended July 1, 2008, July 31, 2009, and December 22, 2009 between the Company and the Transfer Agent.

WHEREAS, the parties wish to amend the Participation Agreement to amend Schedule B.

NOW, THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Participation Agreement in the following manner:

1. The parties agree to revise and update the compensation and agree that Schedule B to the Participation Agreement shall be deleted in its entirety and replaced with the attached Schedule B.

2. All other terms and conditions of the Participation Agreement not amended hereby shall remain in full force and effect. Any capitalized terms used but not defined in this Amendment shall have their respective meanings as defined in the Participation Agreement.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers effective as of the date set forth above.

HARTFORD LIFE INSURANCE COMPANY         DWS INVESTMENTS SERVICE COMPANY

By:      /s/ Richard E. Cady            By:      /s/ Barbara Wizer
         -----------------------------           -----------------------------
Name:    Richard E. Cady                Name:    Barbara Wizer
Title:   Assistant Vice President       Title:   President

                                        By:      /s/ Kristine Lyons
                                                 -----------------------------
                                        Name:    Kristine Lyons
                                        Title:   Vice President

                                   SCHEDULE B
                         TO THE PARTICIPATION AGREEMENT

                        (EFFECTIVE AS OF JULY 25, 2011)

PART A: FUNDS

ALL CLASS A, Class R, Class S and Institutional Class shares of the DWS Family of Funds (the "Funds") (whether existing at the date of the Amendment to the Participation Agreement or established subsequent thereto)

PART B: ADMINISTRATIVE FEES

1. For the Funds and share classes listed in PART A OF THIS SCHEDULE B, the Transfer Agent will pay the Company a monthly fee at the following annual rates based on the monthly average net asset value of the indicated Fund Share Class and corresponding Fund Type for each account registered with the Transfer Agent for which the Company performs administrative services pursuant to the Participation Agreement.

                                                      ANNUALIZED RATE FOR
FUND SHARE CLASS              FUND TYPE             ADMINISTRATIVE SERVICES
-------------------------------------------------------------------------------
Class A               Equity                     0.30%
Class C               Equity                     0.30%
Class R               Equity                     0.30%
Class S               Equity                     0.30%
Institutional         Equity                     0.10%
Class A               Fixed Income               0.30%
Class C               Fixed Income               0.30%
Class R               Fixed Income               0.30%
Class S               Fixed Income               0.30%
Institutional         Fixed Income               0.05%
Class A               Index                      0.10%
Class C               Index                      0.10%
Class R               Index                      0.10%
Class S               Index                      0.10%

No fee (including Administrative Fee) is payable on any Institutional Class shares of the INDEX Funds listed in PART A OF THIS SCHEDULE B above. In addition, no fee is payable on Funds other than EQUITY, FIXED INCOME and/or INDEX Funds as indicated above. The Transfer Agent will provide a list of all the Funds categorized as EQUITY, FIXED INCOME and/or INDEX, for purposes of this section, which list may be amended from time to time at the discretion of the Transfer Agent. In any case, no fee shall be paid under the Participation Agreement (as amended) with respect to any Class A, Class R and/or Institutional Class shares of a Fund for which a Fund or the Transfer Agent (or its affiliates) is obligated to pay fees to another entity for similar services AS those provided by the Company under the Participation Agreement (as amended).

2. The Company shall provide the Transfer Agent with an invoice for any administrative fees (as set out in section 1 above) at the end of each calendar quarter.

3. If the Company begins or ceases performing services during the month, any applicable administrative fees shall be prorated according to the proportion which such portion of the month bears to the full month.

4. The Company shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.